UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 27, 2004

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025

(Address of principal executive offices and zip code)

(650) 306-1650

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed from last report)

Item 5.           Other Events and Required FD Disclosure.

On April 27, 2004, Landec Corporation (the “Company”) issued a press release announcing that all of its outstanding shares of Series B Preferred Stock will be converted into Common Stock of the Company on May 7, 2004.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.           Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1	Press Release by Landec Corporation dated April 27, 2004, announcing the conversion of all of its outstanding shares of Series B Preferred Stock into Common Stock of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDEC CORPORATION
Registrant

Date: April 28, 2004	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Name

99.1	Press Release by Landec Corporation dated April 27, 2004, announcing the conversion of all of its outstanding shares of Series B Preferred Stock into Common Stock of the Company.